UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 17, 2011 (August 11, 2011)

NUTRASTAR INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

7/F Jinhua Mansion
41 Hanguang Street
Nangang District, Harbin 150080
People's Republic of China

(Address of Principal Executive Offices)

(86) 451-82287746
Registrant’s Telephone Number, Including Area Code:

________________________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 11, 2011, Nutrastar International Inc., a Nevada corporation (the “Company”), entered into a restricted shares grant agreement (the "Restricted Shares Grant Agreement") with its independent director, Joshua Kurtzig, pursuant to which, the Company granted 10,000 restricted shares to Mr. Kurtzig under the Company's 2009 Equity Incentive Plan. The shares vest in equal installments on a semi-annual basis over a two-year period. If Mr. Kurtzig’s service with the Company ceases for any reason other than his (a) death, (b) disability, (c) retirement, or (d) termination by the Company without cause, any unvested restricted shares will be automatically forfeited to the Company.

The foregoing summary of the material terms and conditions of the Restricted Shares Grant Agreement does not purport to be complete and is qualified in its entirety by reference to the Restricted Shares Grant Agreement attached to this report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Restricted Shares Grant Agreement, dated August 11, 2011, by and between the Company and Joshua Kurtzig.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrastar International Inc.

Date: August 17, 2011

/s/ Lianyun Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Restricted Shares Grant Agreement, dated August 11, 2011, by and between the Company and Joshua Kurtzig.